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                                                                    EXHIBIT j(1)

                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Advisor Funds

We consent to the use of our reports on AIM Advisor Flex Fund, AIM Advisor International Value Fund, and AIM Advisor Real Estate Fund (series portfolios of AIM Advisor Funds) dated September 1, 2000 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP



Houston, Texas
September 11, 2000